                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                Samuel E. Wing
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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
                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                      17301 WEST COLFAX AVENUE, SUITE 170
                            GOLDEN, COLORADO  80401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 2, 1998

To the Shareholders of Black Hawk Gaming & Development Company, Inc.:

         An annual meeting of shareholders of Black Hawk Gaming & Development Company, Inc. (the "Company") will be held at The Lodge Casino at Black Hawk, 240 Main Street, Black Hawk, Colorado, on Thursday, July 2, 1998, at 10:00 a.m. local time, for the following purposes:

         1. To amend the Company's Articles of Incorporation to provide for staggered terms for the Company's Board of Directors; and

         2. To elect seven Directors to serve until their successors are elected and qualified; and

         3. To approve the appointment of Deloitte & Touche LLP as independent auditors for 1998; and

         4. The transaction of such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on May 29, 1998, as the record date for the determination of shareholders entitled to vote at the meeting. Only shareholders of record at the close of business on May 29, 1998, will be entitled to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. To ensure that you are represented at the meeting, please fill in, sign and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost your Company incurs in obtaining voting instructions from its shareholders.

                                        By Order of the Board of Directors



                                        /s/ Frank B. Day
                                        Frank B. Day, Secretary
June 5, 1998

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                          17301 WEST COLFAX, SUITE 170
                             GOLDEN, COLORADO 80401


                                PROXY STATEMENT

                  JULY 2, 1998 ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Black Hawk Gaming & Development Company, Inc. ("Black Hawk" or the "Company") for use at the annual meeting of shareholders of Black Hawk to be held at The Lodge Casino at Black Hawk, 240 Main Street, Black Hawk, Colorado, on Thursday, July 3, 1998, at 10:00 a.m. local time, and any postponement or adjournment thereof.

         This Proxy Statement and the enclosed proxy card are first being sent to Black Hawk's shareholders on or about June 5, 1998.

MATTERS TO BE CONSIDERED.

         The following matters will be acted on at the annual meeting:

         1. To amend the Company's Articles of Incorporation to provide for staggered terms for the Company's Board of Directors;

         2. Election of seven Directors to serve until their successors are elected and qualified;

         3. Approval of the appointment of Deloitte & Touche LLP as independent auditors for 1998; and

         4. Transaction of such other business as may properly come before the meeting.

VOTING SECURITIES AND VOTING RIGHTS.

         Only shareholders of record on May 29, 1998, or their proxies, will be entitled to vote at the annual meeting of shareholders. On May 29, 1998, Black Hawk had 3,947,496 shares of common stock outstanding.

         A majority of the shares of Black Hawk common stock outstanding must be represented at the annual meeting in person or by proxy to constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on all matters. In the election of directors, each share of common stock is entitled to one vote for a nominee for each director position. Black Hawk does not have cumulative voting. A shareholders' list will be available for examination by shareholders at the annual meeting.

VOTING PROCEDURE.

         The shares represented by each properly executed proxy returned to Black Hawk will be voted at the meeting as indicated on the proxy. If no instructions are given, the persons authorized by the proxy will vote in favor of: (i) the proposal to amend the Company's Articles of Incorporation to provide for staggered terms of its Board of Directors; (ii) election of the nominees named in this Proxy Statement for the terms described; and (iii) for the approval of the appointment of Deloitte & Touche LLP as independent auditors for 1998. Any person giving a proxy has the right to revoke it at any time before it is exercised (1) by filing with the Secretary of Black Hawk a duly signed revocation or proxy bearing a later date or (2) by voting in person at the meeting.

         The Board of Directors is not aware of any matters other than those set forth above which may come before the annual meeting. If any other matters are properly presented to the meeting for action, unless contrary instructions are given, the persons named in the enclosed form of proxy and acting thereunder have the power to vote in accordance with their best judgment on such matters.

         Election of the nominees as Directors and approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares of Black Hawk common stock represented at the meeting. The proposal to provide for staggered terms of its Board of Directors will require the affirmative vote of a majority of the Company's issued and outstanding Common Stock.

         If a proxy is marked with instructions to abstain from voting on any matter, those shares will be treated as represented at the annual meeting and entitled to vote in determining whether a quorum is present. In matters where approval is required by a majority of shares outstanding or represented at the annual meeting, abstentions from voting on a matter will have the effect of a vote against the matter.

SOLICITATION OF PROXIES.

         The cost of solicitation of proxies will be borne by Black Hawk. Solicitation of proxies may be made by officers, directors and employees of Black Hawk in person, by telephone or by mail. In addition, brokers, banks and other nominee holders will be reimbursed for expenses they incur in forwarding proxy materials to and obtaining voting instructions from beneficial owners of Black Hawk common stock.

DIRECTOR NOMINEES AND OTHER PRINCIPAL HOLDERS OF BLACK HAWK COMMON STOCK.

         On May 29, 1998, there were approximately 200 record holders of Black Hawk common stock; the Company estimates that its shares are beneficially owned by approximately 1,600 additional persons.

         The following table sets forth, as of May 29, 1998, the number and percentage of shares of Black Hawk's common stock held of record by officers, directors, individually and as a group and by holders of more than 5% of such common stock:

                                                                                                   Percentage of
                                                                                                    Common Stock
                                                          Beneficially Owned                    Beneficially Owned(3)
                                            ---------------------------------------------       ------------------

       Name                                     Shares                   Options(1)
       ----                                     ------                   -------
Jeffrey P. Jacobs                              1,333,33(2)                  25,000                      34.2

Diversified Opportunities Group Ltd.
c/o Jacobs Entertainment Ltd.
425 Lakeside Avenue
Cleveland, Ohio  44114

Stephen R. Roark                                  28,571                   114,167                       3.5
17301 West Colfax Avenue
Golden, Colorado  80401

Frank B. Day                                     460,670                    44,167                      12.6
248 Centennial Parkway, Suite 100
Louisville, Colorado  80302

J. Patrick McDuff                                    480                    11,083                       *
1375 Walnut
Boulder, Colorado  80302

Robert H. Hughes                                     476                     5,000                       *
Diversified Opportunities Group Ltd.
c/o Jacobs Entertainment Ltd.
425 Lakeside Avenue
Cleveland, Ohio  44114

Martin S. Winick                                     449                     5,000                       *
Ladenberg, Thalmann & Co., Inc.
30050 Chagrin Boulevard
Pepper Pike, Ohio 44124

Timothy Knudsen                                       --                       333                       *
213 Vista Circle
North Olmstead, Ohio  44070

Robert D. Greenlee                               462,672                    85,833                      13.5
2060 Broadway, Suite 400
Boulder, Colorado  80302

Officers and Directors as                      1,823,979                   204,750                      48.9
  a group (six persons)

------------------

*less than 1%

(1) Represents shares underlying options which are exercisable within 60 days.

(2) These shares are held by Diversified Opportunities Group, Ltd., an affiliate of Mr. Jacobs, and are therefore deemed beneficially owned by him.

(3) All percentages are computed in accordance with Rule 13d-3 adopted under the Securities Exchange Act of 1934.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Based on a review of the record, Black Hawk believes that certain reports on Forms 3 and 4 may not have been timely filed by certain of its officers (including former officers) and directors. These persons and the apparent number of reports are as follows: Robert D. Greenlee (4); Frank B. Day (4); Stephen R. Roark (5); Stanley Politano (5); Patrick J. McDuff (3); Robert H. Hughes (2); and Martin
S. Winick (2). Most of the delinquencies resulted from the failure to file Form 4's upon the grant of stock options. There have been no sales of Black Hawk's securities by any of its officers and directors during the relevant reporting periods. As of January 25, 1998 all such persons had filed a Form 5 reporting all required transactions. Black Hawk has instituted a cooperative procedure with its officers and directors to ensure future compliance with
Section 16(a).

                                 PROPOSAL NO. 1

                         STAGGERED TERMS FOR DIRECTORS

         GENERAL. The Board of Directors has unanimously adopted a resolution to submit to shareholders of Black Hawk a proposal to amend the Articles of Incorporation of Black Hawk to provide that the Board be staggered or classified into three classes, as nearly equal in number as possible, with each director, after a transitional period, serving for three years, and with one class being elected each year. The proposal also provides that Directors may be removed from office with cause only by the affirmative vote of a majority of Black Hawk's voting stock, and without cause only by the affirmative vote of 80% of Black Hawk's voting stock. The proposal provides further that any provision which would alter, amend or repeal the Board classification provision, or is inconsistent therewith, may be adopted only by the affirmative vote of 80% of Black Hawk's outstanding voting stock. If the proposal is adopted by shareholders, Black Hawk's Articles of Incorporation will have been amended and the seven directors will serve, if elected, the staggered terms described below. If the proposal is not adopted, the seven directors named below, if elected, will serve until the next annual meeting of shareholders and until their successors are elected and qualified.

         The proposal to stagger the Board of Directors' terms will have significant effects on the ability of shareholders of Black Hawk to change the composition of the Board of Directors. Accordingly, shareholders should read carefully the following sections of this Proxy Statement, which describe this proposal and its purpose and effects, and the full text of the proposed amendment to Black Hawk's Articles of Incorporation set forth in Exhibit A hereto.

         The directors of Black Hawk are currently elected to the Board each year for a term of one year. The number of directors (three or more) to constitute the Board is also determined annually. Black Hawk's Articles of Incorporation provide that the business and affairs of Black Hawk will be managed under the direction of a Board consisting of not more than nine directors, the exact number to be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board. The Board has presently chosen seven nominees to be elected at the 1998 annual meeting. The proposed amendment also provides that the directors will be classified into three classes, as nearly equal in number as possible.

         If Proposal No. 1 is adopted by shareholders, two directors will be elected and classified to serve for terms expiring at the 1999 annual meeting of shareholders, two directors will be elected and classified to serve for terms expiring at the 2000 annual meeting of shareholders and three directors will be elected and classified for a term expiring at the 2001 annual meeting of shareholders, respectively, or, in all cases, until their respective successors are elected and qualified. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting will be elected to a term expiring at the annual meeting of shareholders held in the third year following the year of that election.

         The classification of directors will have the effect of making it more difficult to change the composition of Black Hawk's Board of Directors. At least two annual meetings of shareholders instead of one, or a special meeting of shareholders called for the purpose of removal of at least a majority of the directors, will be required to effect a change in control of the Board.

         The Articles of Incorporation do not provide for cumulative voting in the election of directors. Accordingly, absent the staggered Board proposal, the entire Board could be changed by a majority vote of the shareholders at any annual meeting. Classification of the Board will apply to every election of directors, whether or not a change in control of Black Hawk has occurred or the holders of a majority of the voting stock desire to change the whole Board.

         REMOVAL OF DIRECTORS AND FILLING OF VACANCIES ON THE BOARD. Under the Colorado Business Corporation Act, unless the Articles of Incorporation or bylaws provide otherwise, directors can be removed by the shareholders with or without cause, and the vote required for removal is the same proportion of the voting power of the shares sufficient to elect them. Currently, therefore, any one or all of Black Hawk's directors could be removed by the affirmative vote of a majority of the shares of Black Hawk's Common Stock voting at a meeting called for that purpose.

         The staggered Board proposal provides that a director can be removed by the shareholders with cause by the affirmative vote of a majority of the then issued and outstanding voting stock, and without cause, only by the affirmative vote of the holders of 80% of such voting stock. Current ownership is such that removal would be unlikely without concurrence of a substantial majority of Black Hawk's present officers and directors.

         INCREASED STOCKHOLDER VOTE FOR ALTERATION OR REPEAL OF THE BOARD CLASSIFICATION. Under the Colorado Business Corporation Act, the affirmative vote of the holders of a majority of Black Hawk's voting stock present in person or by proxy at a meeting of shareholders called for such purpose, is required for adoption of an amendment to its Articles of Incorporation, unless the Articles provide for a greater vote. The Board classification proposal requires that 80% of Black Hawk's outstanding voting stock be affirmatively voted in favor of any provision which would alter, amend or repeal such provision or which is inconsistent therewith.

         PURPOSES AND EFFECTS OF THE BOARD CLASSIFICATION. The Board of Directors believes that a staggered or classified Board will facilitate continuity and stability of leadership and policy by assuring that experienced personnel familiar with Black Hawk and its business will be on the Board at all times. The proposal is also intended to prevent precipitous changes in the composition of the Board and the manner of its selection and, thereby, to moderate those changes in Black Hawk's policies, business strategies and operations which the Board does not deem to be in the best interests of Black Hawk and its shareholders.

         Although Black Hawk knows of no events which would be likely to result in such a change, the Board has determined that the use of certain disruptive and potentially unfair tactics in attempts to gain control of corporations make adoption of the proposal a prudent measure for the protection of Black Hawk's shareholders. The proposal is designed to make it more time-consuming to change majority control of the Board and, thus, to reduce Black Hawk's vulnerability to an unsolicited proposal to do so.

         The Board has observed a trend over the last decade toward the accumulation of substantial stock positions in public companies by third parties as a prelude to proposing a change of control or a restructuring or sale of all or part of a corporation or other similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice to, or consultation with, management. In many cases, the purchaser seeks representation on the corporation's board of directors in order to increase the likelihood that its proposal will be implemented by the corporation. If the corporation resists the efforts of the purchaser to obtain representation on the corporation's board of directors, the purchaser may commence a proxy contest to have its nominees elected to the board of directors in place of certain directors or the entire board of directors. In some cases, the purchaser may not truly be interested in gaining control of the corporation, but uses the threat of a proxy fight or a bid to gain control of the corporation as a means of obtaining for itself a special benefit which might not be available to all of the corporation's shareholders. Black Hawk's Board believes that the imminent threat of removal of the directors and management in such situations would severely curtail their ability to negotiate effectively with such purchasers and adequately represent the interests of Black Hawk's shareholders. The proposal is intended to encourage persons seeking to acquire control of Black Hawk to initiate such an acquisition through arm's-length negotiations with management and the Board, who would then be in a position to negotiate a transaction which is fair to all of Black Hawk's shareholders.

         The proposal will limit the ability of a stockholder to gain control of the Board through electing directors at annual meetings, increasing the size of the Board or removing directors. The classification provisions would apply to every election of directors, whether or not a change in the Board would be beneficial to Black Hawk and its shareholders and whether or not a majority of the shareholders believes that such a change would be desirable. A staggered or classified Board also makes it more difficult for shareholders to change the majority of directors even when the only reason for such change may be the performance of the current directors. The proposal would not, however, delay a change in control of Black Hawk, if, after a successful tender offer for a majority of the voting shares of Black Hawk, the incumbent directors resigned or reached an accommodation with the majority stockholder.

         The requirement of an increased shareholder vote to alter, amend or repeal the Board classification provision will give minority shareholders (including Black Hawk's current officers and directors as a group) a veto power over any amendments or change and would prevent a majority shareholder with less than 80% of the voting shares from avoiding the requirements of the Board classification by amending or repealing it.

         The proposal could have the effect of delaying an attempted business combination. It may tend to discourage or make more difficult a proxy contest, the assumption of control of Black Hawk by a holder of a substantial block of Black Hawk's Common Stock or the removal of the incumbent directors.

         In addition, the proposal may affect the ability of shareholders to change the composition of the Board and to benefit from transactions which are opposed by the incumbent directors. Moreover, since the proposal is designed to discourage accumulations of large blocks of Black Hawk's Common Stock by purchasers whose objective is to assume control of the Board quickly, its adoption could tend to reduce the temporary fluctuations in the market price of Black Hawk's Common Stock that could be caused by such accumulations. As a result, shareholders could be deprived of certain opportunities to sell their shares at temporarily higher market prices.

         ALTHOUGH CHANGES OF CONTROL OF THE BOARD OR CHANGES IN THE MANAGEMENT OF BLACK HAWK WITHOUT PRIOR CONSULTATION WITH INCUMBENT MANAGEMENT MAY NOT NECESSARILY BE DETRIMENTAL, AND COULD BE BENEFICIAL TO BLACK HAWK AND ITS SHAREHOLDERS, THE BOARD HAS DETERMINED THAT THE BENEFITS OF PROTECTING ITS ABILITY TO NEGOTIATE WITH THE PROPONENT OF AN UNSOLICITED BID TO CHANGE CONTROL OF BLACK HAWK OUTWEIGH THE DISADVANTAGES OF DISCOURAGING SUCH A PROPOSAL AND THEREFORE UNANIMOUSLY RECOMMEND A VOTE FOR THE PROPOSAL.

                                 PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

         The Board of Directors of Black Hawk presently consists of seven members. Seven directors have been nominated by the Board for election at the annual meeting. The persons authorized by the enclosed form of proxy will vote each proxy received by them for the election of the seven nominees named below unless contrary instructions are given.

         If Proposal No. 1 is adopted by shareholders, the term of office of each director will be as follows:

                       One Year                      Two Years                          Three Years
                       --------                      ---------                          -----------
                 J. Patrick McDuff                 Frank B. Day                      Jeffrey P. Jacobs
                 Timothy Knudsen                   Martin S. Winick                  Stephen R. Roark
                                                                                     Robert H. Hughes

         If Proposal No. 1 is not adopted by shareholders, the term of office for all directors will commence on their election and such persons will serve as directors until their successors are elected and qualified at the next annual meeting of shareholders in 1999 or until their death or resignation. Each nominee has consented to be named in this Proxy Statement and to serve if elected. It is not expected that any nominee will become unable to serve as a Director prior to the annual meeting.

         THE BOARD OF DIRECTORS OF BLACK HAWK RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

         The following sets forth certain information with respect to each of the nominees, directors and executive officers of Black Hawk:

         Name              Age                     Position(s) Held
         ----              ---                     ----------------
Jeffrey P. Jacobs           44      Chairman of the Board and Chief Executive Officer

Stephen R. Roark            50      President, Chief Financial Officer and a Director

Frank B. Day                64      Vice President, Secretary and a Director

J. Patrick McDuff           49      A Director

Robert H. Hughes            57      A Director

Martin S. Winick            47      A Director

Timothy Knudsen             44      A Director

         JEFFREY P. JACOBS, from 1995 to present, served as Chairman and Chief Executive Officer of Jacobs Entertainment, Inc., a company based in Cleveland, Ohio that has investments in gaming companies and ventures, including the Company and Colonial Downs Holdings, Inc., which operates a horse-racing track and satellite wagering facilities. From 1975 to present, he has also served as President and Chief Executive Officer of Jacobs Investments, Inc., a company engaged in the development, construction and operation of residential and commercial real estate and entertainment projects in Ohio. Mr. Jacobs also served in the Ohio House of Representatives from 1982 until 1986. He is also Chairman and Chief Executive Officer of Colonial Downs Holdings, Inc. which is a reporting company under the Securities Exchange Act of 1934. Mr. Jacobs became Chief Executive Officer and Co-Chairman of Black Hawk on November 12, 1996 and became Chairman on December 31, 1997.

         STEPHEN R. ROARK, has been employed as chief financial officer of Black Hawk since August 1993. Mr. Roark became a director of Black Hawk in 1994. He was elected President of the Company in September 1995. Prior to that time he has been an independent consultant in the Denver area rendering financial and accounting assistance to companies in the public marketplace.
Mr. Roark has 20 years accounting experience having served as a partner with a large local accounting firm and as a partner with a national accounting firm. Mr. Roark was with Hanifen, Imhoff and Prudential Securities, Inc. for three years and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Roark obtained his B.S.B.A. in Accounting from the University of Denver in 1973.

         FRANK B. DAY, Chairman of the Board, Chief Executive Officer and President of Rock Bottom Restaurants, Inc., a publicly traded company, has been employed since January 1980 as President of Concept Restaurants, Inc., and Managing General Partner of the Hotel Boulderado in Boulder, Colorado since August 1982. Concept Restaurants, Inc. owns or operates twelve full service restaurants in Colorado front range communities. From 1959 to present, Mr. Day has owned and operated food service and hospitality facilities in Illinois, Michigan, Wisconsin, and Colorado. He attended Harvard University from 1950 to 1956 and received B.A. and M.B.A. degrees. Mr. Day is also an active real estate investor and is active in many civic and nonprofit organizations, having served as a director of the Boulder Chamber of Commerce (September 1988 to September 1991) and Downtown Boulder, Inc. (from June 1987 to June 1990). Mr. Day has been Secretary and a director of Black Hawk since 1992.

         J. PATRICK MCDUFF, has been the Northern Region President for Vectra Bank since October 1996. Prior to assuming those duties he was President, Chief Executive Officer and director of one of Vectra's subsidiary banks from July 1987 through October 1996. From 1972 through July 1987, Mr. McDuff worked for IntraWest Bank of Boulder, ending his employment as Senior Vice President and Senior Loan Officer. He attended the University of Arkansas from 1966 to 1972 and received a B.S.B.A. degree in Finance and Commercial Banking. Mr. McDuff is also active in many civic and non- profit organizations, having served as a director of Boulder Center Y.M.C.A. (from January 1987 to December
1992), Boulder Valley Rotary Club (from April 1985 to June 1988) and Longs Peak Council of the Boy Scouts of America (from January 1991 to March 1993). Mr. McDuff's employer, Vectra Bank, is a wholly owned subsidiary of Zions Bancorporation, a reporting company under the Securities Exchange Act of 1934. Mr. McDuff became a director of Black Hawk in 1994.

         ROBERT H. HUGHES, has served as Chief Financial Officer of Jacobs Investments, Inc. since 1993. Mr. Hughes was a partner in charge of the audit department of the Cleveland office of the accounting firm of Deloitte & Touche LLP until his retirement in 1991. Mr. Hughes is a certified public accountant. Mr. Hughes serves as a member of the Board of Directors of Colonial Downs Holdings, Inc., a reporting company under the Securities Exchange Act of 1934. Mr. Hughes has been a director of Black Hawk since November 12, 1996.

         MARTIN S. WINICK, has been in the investment banking/brokerage business with Cowen & Co. (1981-1990); Dean Witter Reynolds (1990-1992); Rodman & Renshaw (1992-1995); and Mesirow Financial (1995 to 1996) and Ladenberg, Thalmann & Co., Inc. (1997 to present). Mr. Winick serves on the Board of Directors of Paul-Son Gaming Corp., a leading manufacturer of table games and supplies which is a reporting company under the Securities Exchange Act of 1934. Mr. Winick has been a director of Black Hawk since November 12, 1996.

         TIMOTHY KNUDSEN, has been associated with Knudsen, Gardner & Howe, a Cleveland, Ohio based marketing communications agency for 21 years. He was elected President of the agency in 1984. Mr. Knudsen holds a B.S. degree in Marketing from Dyke Business College and has studied toward an advanced degree at Cleveland State University. Mr. Knudsen was elected as a director of Black Hawk in February, 1998.

         The Board of Directors has two committees whose members are as follows:

                         Audit                              Compensation
                         -----                              ------------
                 Martin S. Winick                           Frank B. Day
                 Robert H. Hughes                           Timothy Knudsen
                 J. Patrick McDuff                          Martin S. Winick


         COMPENSATION COMMITTEE INTERLOCKS. In calendar year 1995, Messrs. Day and Roark and a former director comprised Black Hawk's compensation committee. These three persons served as such until November 12, 1996 when the committee was reconstituted. From that date until February, 1998, the committee was comprised of Messrs. Day, McDuff and Winick. In February, 1998, Mr. Knudsen replaced Mr. McDuff. During the term of both committees, members thereof participated and were granted stock options, as described herein, by action of the full Board of Directors. Also, during the last three fiscal years, Black Hawk has engaged in various transactions with the members of its compensation committee or entities with which they are affiliated. Black Hawk believes that these transactions have been on terms no less favorable to Black Hawk that could have been obtained from unaffiliated third parties.

         OTHER MATTERS. Black Hawk entered into three year employment agreements with Messrs. Jacobs and Roark on November 12, 1996. Each agreement contains customary terms and conditions and provides minimum base annual salaries of $150,000 and $125,000, respectively, for Messrs. Jacobs and Roark. Mr. Jacobs is also entitled to receive a bonus of 2.5% of Black Hawk's pre-tax net income exceeding $2,880,000 in any fiscal year during the term of his employment agreement.

         Directors are elected at each annual meeting of Black Hawk's shareholders. Officers are appointed by the directors and serve at the pleasure of the Board or until their death, incapacity or resignation. All directors except Messrs. Jacobs and Roark receive $1,000 and $500 per Board and Committee meeting attended, respectively. Effective January 1, 1997, one-half of this compensation has been paid in the form of restricted Common Stock of Black Hawk valued at the market price on the meeting date and one-half in cash.

         There are no family relationships between or among any directors or executive officers and, except as set forth in the above resumes, none serve as a director of any company required to file reports under the Securities Exchange Act of 1934 or which is registered under the Investment Company Act of 1940.

EXECUTIVE COMPENSATION.

         The following table sets forth information regarding the compensation paid by Black Hawk for services rendered in all capacities to Black Hawk during 1995, 1996 and 1997 with respect to (i) the Chief Executive Officer, (ii) the former Chief Executive Officer, and (iii) the other named executive officers of Black Hawk whose total annual compensation for 1997 exceeded $100,000:

                                                       SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                     Long-Term Compensation
                                      ----------------------------------------------------------------------
                                                                              Awards             Payouts
                                                                           ---------------------------------
                                                                                            Securities
                                                                  Other                       Under-
                                                                 Annual      Restricted       lying
                                                                 Compen-       Stock         Options/      LTIP       Compen-
                           Year         Salary       Bonus       sation       Awards(s)        SARs      Payouts      sation
      Name of                            ($)          ($)         ($)            ($)           (#)         ($)         ($)
  Officer/Director          (b)          (c)          (d)         (e)            (f)           (g)         (h)         (i)
----------------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Jacobs          1995            --          --            --            --             --         --          --
Chief Executive Officer
                           -------------------------------------------------------------------------------------------------------
                           1996        12,500(2)       --            --            --         60,000(1)      --          --
                           -------------------------------------------------------------------------------------------------------
                           1997       150,000          --            --            --             --         --          --
----------------------------------------------------------------------------------------------------------------------------------
Stephen R. Roark           1995       112,500      25,000            --            --         50,000(3)      --       4,000
President
                           -------------------------------------------------------------------------------------------------------
                           1996       125,000          --            --            --         35,000         --       6,500
                           -------------------------------------------------------------------------------------------------------
                           1997       130,000          --            --            --         15,000         --          --
----------------------------------------------------------------------------------------------------------------------------------
Robert D. Greenlee         1995        75,000          --            --            --         50,000(3)      --       3,500
former Chief Executive
Officer
                           -------------------------------------------------------------------------------------------------------
                           1996        75,000          --            --            --         40,000         --       6,500
                           -------------------------------------------------------------------------------------------------------
                           1997            --          --            --            --             --         --       5,500
----------------------------------------------------------------------------------------------------------------------------------

(1) Does not include options to purchase 85,000 shares which were granted to certain designees of Mr. Jacobs who disclaims beneficial ownership in both the options and underlying shares.

(2)      One month's compensation.

(3) Repriced in 1996 and included in the number of securities underlying options/SARs granted in 1996.

         The following table contains information concerning the grants of options made during 1997 to the Executive Officers named above.

                                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------------
                                        Individual Grants
-----------------------------------------------------------------------------------
                                          Percent of
                        Number of            Total                                                                   Alternative to
                       Securities          Options/                                      Potential Realizable Value    (f) and (g)
                       Underlying            SARs                                          at Assumed Annual Rates     Grant Date
                        Options/          Granted to                       Expi-         of Stock Price Appreciation      Value
                         SARs             Employees    Exercise or         ration             for Option Term
                        Granted           in Fiscal     Base Price          Date
                       ----------        -----------   ------------       --------      ----------------------------- -------------
Name                     (#)                Year          ($/Sh)                            5% ($)          10% ($)
(a)                      (b)                (c)            (d)               (e)             (f)              (g)
-----------------------------------------------------------------------------------------------------------------------------------
Stephen R. Roark        15,000              43             5.82             9/1/07          54,600          138,900
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

         No options were exercised by the Executive Officers during 1997. The following table provides information regarding unexercised stock options held by the Executive Officers named above as of December 31, 1997.

                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                     FISCAL YEAR END OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------------
                                                               Number of
                                                              Securities                  Value of
                                                              Underlying                  Unexercised
                                                              Unexercised                 in-the-Money
                          Shares                              Options/SARs                Options/SARs
                         Acquired                         at Fiscal Year End (#)     at Fiscal Year End ($)
                           on                 Value       ----------------------     ----------------------
                         Exercise            Realized         Exercisable/              Exercisable/
      Name                 (#)                 ($)            Unexercisable             Unexercisable
       (a)                 (b)                 (c)                (d)                        (e)
--------------------------------------------------------------------------------------------------------------------
Jeffrey P. Jacobs          --                  --             25,000/50,000             21,750/43,500
--------------------------------------------------------------------------------------------------------------------
Stephen R. Roark           --                  --            114,167/38,333             99,325/30,650
--------------------------------------------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         In March 1997, and in February 1998, Messrs. Jacobs and Greenlee (a former officer and director) each posted personal letters of credit in the approximate amount of $1,200,000, in favor of the City of Black Hawk (the 1997 letters of credit). The 1997 letters of credit were required by the City to guarantee performance of certain City improvements related to the Black Hawk/Jacobs Entertainment LLC ("LLC") project (The Lodge Casino) under the terms of a Subdivision Improvement Agreement with the City. The LLC agreed to pay all out-of-pocket transaction costs incurred by Messrs. Jacobs and Greenlee, a facility fee in the approximate amount of one-quarter of one percent of the amount so guaranteed and to pay additional consideration to be negotiated. In 1997, Black Hawk reimbursed Messrs. Jacobs and Greenlee $18,298 and $12,000, respectively, which represented the fee charged by their individual banks issuing the 1997 letters of credit. In addition, during 1997 Messrs. Jacobs and Greenlee each received a facility fee of $6,018 for posting the 1997 letters of credit. The 1997 letters of credit expired in February 1998 and were required to be renewed by the City for an additional six month term (the 1998 letters of credit). In February 1998 Black Hawk paid the renewal fee on behalf of Messrs. Jacobs and Greenlee totaling $9,372 and $6,017, respectively, and will later negotiate the payment of an additional facility fee and/or other possible consideration.

         On December 31, 1997 Messrs. Greenlee, Day and Roark and an affiliate of Mr. Jacobs converted promissory notes into Common Stock of Black Hawk pursuant to an agreement dated November 12, 1996 which agreement has been described in reports filed under the Securities Exchange Act of 1934 ("'34 Act reports"). The following tabulates information as to such notes and their conversions:

                                                          Interest Paid on               Number of Shares of
                                                          Notes during 1997             Common Stock Received
     Name                       Amount of Note           Prior to Conversion                Upon Conversion
     ----                       --------------           -------------------            ----------------------
Robert D. Greenlee               $    300,000               $    8,926                            57,143
Frank B. Day                          300,000                    8,926                            57,143
Stephen R. Roark                      150,000                    4,488                            28,571
Jacobs' Affiliate                   6,000,000                  360,293                         1,142,857

         Black Hawk's periodic '34 Act reports described certain transactions between Black Hawk and Diversified Opportunities Group, Ltd. ("DOGL") and BH Entertainment Ltd. ("BH"), both affiliates of Jeffrey P. Jacobs, which include the formation of the LLC, a Colorado limited liability company owned 75% by Black Hawk, 24% by BH and 1% by DOGL and organized for the purpose of developing and operating The Lodge Casino. Black Hawk and BH will share a management fee of 5% of adjusted gross gaming proceeds for the gaming operations of the LLC in the ratio of 60% to Black Hawk and 40% to BH during the first year and 50%-50% thereafter, and will share profits and losses on a 75%-25% basis. An affiliate of Mr. Jacobs received a $600,000 project development fee from the LLC in consideration for various pre-development and development services. Of the total fee, $250,000 was paid in 1997 and

$350,000 was paid prior to 1997. Finally, Mr. Jacobs and other affiliates receive an annual credit enhancement fee of 2% of the amount so guaranteed for personally guaranteeing the LLC's multi million dollar credit facility. Fees of $36,625 were charged by Mr. Jacobs' affiliates in 1997 in this regard, of which $18,312 was paid in the first quarter of 1998 with the balance to be paid over a two year period. The LLC Agreement also provides that future gaming opportunities coming to the attention of Black Hawk or Mr. Jacobs and his affiliates will be offered for further joint ventures on a basis where Black Hawk can maintain a 51% interest in any such future gaming ventures.

         In order to assist Black Hawk in its efforts to research, develop, perform due diligence and possibly acquire new gaming opportunities, it has entered into a one year agreement with Premier One Development Company, Inc. ("Premier") effective October 1, 1997. Premier is an affiliate of Jeffrey P. Jacobs and it employs several people to perform the services set forth above. The annual cost to the Company for these services is $225,000 of which $56,250 had been paid through December 31, 1997.

         During 1997, Black Hawk was retained by a Colorado casino (whose sole shareholder, Frank B. Day, is an officer, director and shareholder of Black
Hawk) to provide consulting services on a month to month basis, at a rate of $5,000 per month. Through December 31, 1997, Black Hawk had provided 3 months of consulting services. The contract was terminated as of that date.

         Mr. Martin S. Winick, a director of Black Hawk, received a fee of $50,000 from a former employer which received a fee from Black Hawk in connection with investment banking services rendered to Black Hawk in an effort to obtain financing for The Lodge Casino.

         The agreements described above were negotiated at arm's length between Black Hawk and Mr. Jacobs and his affiliates and other officers and directors and are deemed by management of Black Hawk to be fair and in the best interests of Black Hawk and its shareholders.

                                 PROPOSAL NO. 3

                      APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has engaged the firm of Deloitte & Touche LLP as independent auditors to audit and report to the shareholders on the financial statements of Black Hawk for the years 1991 through 1997. During all seven years, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make a reference to the subject matter of the disagreement in connection with its reports. Representatives of the firm are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the engagement of independent auditors is not required by law, the Board of Directors desires to solicit shareholder's reactions. If the appointment of Deloitte & Touche LLP is not approved by a majority of the shares represented at the meeting, the Board of Directors will consider the appointment of other independent auditors for 1998. Moreover, if satisfactory arrangement as to the timing and costs of the 1998 audit cannot be made, the Board reserves the right to engage another of the national accounting firms.

         THE BOARD OF DIRECTORS OF BLACK HAWK RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1998 SUBJECT TO THE DISCUSSION ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                             SHAREHOLDER PROPOSALS

         To be considered for inclusion in Black Hawk's Proxy Statement for the 1999 annual meeting, proposals of shareholders must be received by Black Hawk no later than February 5, 1999. Such proposals should be directed to the Secretary of Black Hawk.

                                            By Order of the
                                            Board of Directors



                                            By /s/ Frank B. Day
                                              --------------------------------
                                               Frank B. Day, Secretary

Golden, Colorado
June 5, 1998

                                                                       EXHIBIT A



                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.


         Pursuant to the provisions of the Colorado Business Corporation Act ("CBCA"), the Corporation adopts the following Articles of Amendment to the Articles of Incorporation:

         FIRST: The name of the Corporation is Black Hawk Gaming & Development Company, Inc.

         SECOND: The following amendment to the Articles of Incorporation, as amended, was adopted by the stockholders of the Corporation on July 2, 1998, in the manner prescribed by the CBCA. The number of shares voted for the amendment was sufficient for approval.

         THIRD: Article Seventh of the Corporation's Articles of Incorporation is deleted hereby and the following Article Seventh substituted therefor:

                 "SEVENTH: Staggered Board. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three nor more than nine directors, the exact number to be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Whenever used in these Articles of Incorporation, the phrase "entire Board of Directors" shall mean that number of directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of directors then constituting the entire Board of Directors shall be relevant for any purpose under these Articles of Incorporation. The Directors shall be classified, with respect to the term for which thy severally hold office, into three classes, each class to be as nearly equal in number as possible, the first class to hold office initially for a term expiring at the annual meeting of the stockholders to be held in 2000, and the third class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                 Any vacancy occurring in the Board of Directors and any newly created directorship resulting from any increase in the number of directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                 Any director may be removed from office with cause only by the affirmative vote of the holders of a majority of the then issued and outstanding voting stock of the Corporation and may be removed from office without cause only by the affirmative vote of the holders of 80% of the then issued and outstanding voting stock of the Corporation.

                 Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or of any other class or series of shares issued by the Corporation shall have the right, voting separately by class or series, to elect directors under specified circumstances, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be classified pursuant to this Article Seventh unless expressly provided by such terms.

                 This Article Seventh may be altered, amended or repealed, and any provision inconsistent herewith may be adopted, only the affirmative vote of the holders of 80% of the voting power of the shares of the Corporation's voting stock, in addition to any other vote required by the CBCA or these Articles of Incorporation."

Dated:  July 2, 1998                    BLACK HAWK GAMING & DEVELOPMENT
                                          COMPANY, INC.


                                        By:
                                           -----------------------------------
                                                Stephen R. Roark, President


                                        Attest:
                                               -------------------------------
                                                Frank B. Day, Secretary

(CORPORATE SEAL)

STATE OF COLORADO                 )
                                  ) ss.
COUNTY OF ________________        )


         The foregoing instrument was acknowledged before me this nd day of July 1998, by Stephen R. Roark and Frank B. Day, President and Secretary, respectively, of Black Hawk Gaming & Development Company, Inc., a Colorado corporation, on behalf of the Corporation and verified by each person on behalf of the Corporation, under penalties of perjury, that the foregoing instrument is the Corporation's deed and act and that the facts stated therein are true.

         Witness my hand and official seal.

         My commission expires:


                                        -----------------------------------
                                        Notary Public

(S E A L)

PROXY                                                                      PROXY

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                       17301 West Colfax Avenue, Suite 170
                             Golden, Colorado 80401

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Black Hawk Gaming & Development Company, Inc. acknowledges receipt of the notice of the annual meeting of shareholders, to be held Thursday, July 2, 1998, at 10:00 a.m., at The Lodge Casino at Black Hawk, 240 Main Street, Black Hawk, Colorado and hereby appoints Jeffrey P. Jacobs or Stephen R. Roark, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         1. Approval of amendment to the Company's Articles of Incorporation to provide for staggered terms for the Company's Board of Directors.

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN


         2.       Election of Seven Directors.

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN

[ ]      Jeffrey P. Jacobs      [ ]  Frank B. Day        [ ] J. Patrick McDuff
[ ]      Stephen R. Roark       [ ]  Martin S. Winick    [ ] Timothy Knudsen
[ ]      Robert H. Hughes

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE BOX NEXT TO THAT NOMINEE'S NAME.)

         (NOTE: If Proposal No. 1 above is approved, Messrs. Jacobs, Roark and Hughes will be elected for three year terms, Messrs. Day and Winick for two year terms and Messrs. McDuff and Knudsen to one year terms.

         3. Approval of the appointment of Deloitte & Touche LLP as independent auditors for 1998, subject to the discussion set forth in the Proxy Statement.

                  [ ] FOR           [ ] AGAINST        [ ] ABSTAIN


         4. Transaction of such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL 1 AND FOR THE NOMINEES LISTED ABOVE IN PROPOSAL 2.


DATED:               1998             -----------------------------------------
      ---------------                 SIGNATURE

                                      -----------------------------------------
                                      SIGNATURE IF HELD JOINTLY

                                      Please sign your name exactly as it
                                      appears below. When shares are held by
                                      joint tenants, both should sign. When
                                      signing as attorney, executor,
                                      administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.  NOTE:
SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES VOTED BY THIS
PROXY:
      ---------------------------------------